UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PulteGroup, Inc.
(Exact name of registrant as specified in its charter)

Michigan	38-2766606
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

3350 Peachtree Road NE, Suite 150 Atlanta, Georgia 30326	30326
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Junior Participating Preferred Share Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates: N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

EXPLANATORY NOTE

This Form 8-A/A is being filed to update the description of the Series A Junior Participating Preferred Share Purchase Rights (the “Rights”) of PulteGroup, Inc., a Michigan corporation (the “Company”), which were previously registered under the Securities Exchange Act of 1934 (the “Exchange Act”) pursuant to the Company’s Form 8-A filed on March 6, 2009, as amended in the Company’s Form 8-A/A filed on April 20, 2009, Form 8-A/A filed on August 18, 2009, Form 8-A/A filed on September 24, 2009, Form 8-A/A filed on March 23, 2010, Form 8-A/A filed on March 15, 2013, Form 8-A/A filed on March 10, 2016 and Form 8-A/A filed on March 7, 2019 (collectively, the “Original 8-A”).

Item 1. Description of Registrant’s Securities to be Registered.

This amends the Original 8-A relating to the Rights issued under the Amended and Restated Section 382 Rights Agreement, dated as of March 18, 2010 (the “Original Rights Agreement”), between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), as amended by that certain First Amendment to Amended and Restated Section 382 Rights Agreement, dated March 14, 2013 (the “First Amendment”), that certain Second Amendment to Amended and Restated Section 382 Rights Agreement, dated March 10, 2016 (the “Second Amendment”) and that certain Third Amendment to Amended and Restated Section 382 Rights Agreement, dated March 7, 2019 (the “Third Amendment” and, together with the Original Rights Agreement, the First Amendment and the Second Amendment, the “Section 382 Rights Agreement”). As described in the Original 8-A, the Section 382 Rights Agreement is intended to act as a deterrent to any person or group, together with its affiliates and associates, being or becoming the beneficial owner of 4.9% or more of Company securities (such person or group is referred to as an “acquiring person”). The definition of “acquiring person” under the Section 382 Rights Agreement excludes certain persons, including those defined in the Section 382 Rights Agreement as a “related person.” The term “related person” in the Section 382 Rights Agreement includes our founder, William J. Pulte, any spouse of William J. Pulte, any descendant of William J. Pulte and any spouse of such descendant, any estate of any of the foregoing or any trust or other arrangement for the benefit of any of the foregoing or any charitable organization established by any of the foregoing (collectively, the “Pulte Family”). Accordingly, the Pulte Family is not included in the definition of “acquiring person” under the Section 382 Rights Agreement.

On May 11, 2020, the Company and the Rights Agent entered into the Fourth Amendment to the Section 382 Rights Agreement, which was unanimously approved by our Board of Directors and which amends the definition of “related person” to remove the reference to the Pulte Family, and thereby removes the exclusion of the Pulte Family from the definition of “acquiring person”, and makes certain other conforming changes.

The Rights and the Section 382 Rights Agreement are described in the Original 8-A, and such descriptions, as amended hereby, are incorporated by reference herein. The Original Rights Agreement is included as an exhibit to the Company’s Current Report on Form 8-K filed March 23, 2010, the First Amendment is included as an exhibit to the Company’s Current Report on Form 8-K filed March 15, 2013, the Second Amendment is included as an exhibit to the Company’s Current Report on Form 8-K filed March 10, 2016 and the Third Amendment is included as an exhibit to the Company’s Current Report on Form 8-K filed March 7, 2019. The Fourth Amendment to the Section 382 Rights Agreement is filed as Exhibit 4(e) hereto, and is incorporated by reference herein.

Item 2. Exhibits

Exhibit No.	Description of Document

3(a)	Restated Articles of Incorporation, of PulteGroup, Inc. (Incorporated by reference to Exhibit 3.1 of PulteGroup, Inc.’s Current Report on Form 8-K, filed with the SEC on August 18, 2009).
3(b)	Certificate of Amendment to the Articles of Incorporation, dated March 18, 2010 (Incorporated by reference to Exhibit 3(b) of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010).
3(c)	Certificate of Amendment to the Articles of Incorporation, dated May 21, 2010 (Incorporated by reference to Exhibit 3(c) of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010).
3(d)
Certificate of Designation of Series A Junior Participating Preferred Shares of PulteGroup, Inc., dated August 6, 2009 (Incorporated by reference to Exhibit 3(b) of PulteGroup, Inc.’s Registration Statement on Form 8-A/A, filed with the SEC on August 18, 2009).

3(e)	Amended and Restated By-laws of PulteGroup, Inc. (Incorporated by reference to Exhibit 3.2 of PulteGroup, Inc.’s Current Report on Form 8-K, filed with the SEC on May 11, 2020).
4(a)
Amended and Restated Section 382 Rights Agreement, dated as of March 18, 2010, between PulteGroup, Inc. and Computershare Trust Company, N.A., as rights agent, which includes the Form of Rights Certificate as Exhibit B thereto (Incorporated by reference to Exhibit 4 of PulteGroup, Inc.’s Registration Statement on Form 8-A/A, filed with the SEC on March 23, 2010).

4(b)
First Amendment to Amended and Restated Section 382 Rights Agreement, dated as of March 14, 2013, between PulteGroup, Inc. and Computershare Trust Company, N.A., as rights agent (Incorporated by reference to Exhibit 4.1 of PulteGroup, Inc.’s Current Report on Form 8-K, filed with the SEC on March 15, 2013).

4(c)
Second Amendment to Amended and Restated Section 382 Rights Agreement, dated as of March 10, 2016, between PulteGroup, Inc. and Computershare Trust Company, N.A., as rights agent (Incorporated by reference to Exhibit 4.1 of PulteGroup, Inc.’s Current Report on Form 8-K, filed with the SEC on March 10, 2016).

4(d)
Third Amendment to Amended and Restated Section 382 Rights Agreement, dated as of March 7, 2019, between PulteGroup, Inc. and Computershare Trust Company, N.A., as rights agent (Incorporated by reference to Exhibit 4.1 of PulteGroup, Inc.’s Current Report on Form 8-K, filed with the SEC on March 7, 2019).

4(e)
Fourth Amendment to Amended and Restated Section 382 Rights Agreement, dated as of May 11, 2020, between PulteGroup, Inc. and Computershare Trust Company, N.A., as rights agent (Incorporated by reference to Exhibit 4.1 of PulteGroup, Inc.’s Current Report on Form 8-K, filed with the SEC on May 11, 2020).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PULTEGROUP, INC.

Date:	May 13, 2020	By:	/s/ Todd N. Sheldon
			Name:	Todd N. Sheldon
			Title:	Executive Vice President, General Counsel and Corporate Secretary